Exhibit 99.1

Civitas Resources, Inc. Appoints Hodge Walker Chief Operating Officer

DENVER -- (BUSINESS WIRE) -- Civitas Resources, Inc. (NYSE: CIVI) (“Civitas” or the “Company”) today announced that Hodge Walker has been appointed Chief Operating Officer, effective April 5, 2023. He will replace Matt Owens who has left the company.

Chris Doyle, President and CEO, said, “On behalf of the Board of Directors and the Company, I am pleased to welcome Hodge to Civitas. With more than 25 years of industry experience, Hodge has a proven track record of successfully leading teams and driving a culture of operational excellence. I am confident he will help advance our already strong team and our commitment to safe, efficient, and responsible operations. Finally, I would like to thank Matt for the significant contributions he has made toward our success, and wish him the best of luck in his future endeavors.”

Mr. Walker added, “I am honored to join Civitas at such an exciting time in its history. I look forward to working with Chris and the talented team to build on our strong foundation of operational performance and safely deliver for all our stakeholders.”

Mr. Walker most recently served as vice president of Chevron Corporation’s (NYSE: CVX) (“Chevron”) Rockies Business Unit, a position he held since October 2020 when Chevron acquired Noble Energy, Inc. (“Noble”). Prior to joining Chevron, Mr. Walker served as Senior Vice President responsible for Noble’s U.S. onshore operations. He also served as a director of Noble Midstream GP and Noble’s Vice President of West Africa and the U.S. Gulf of Mexico. Additionally, he served as Director of Strategic Planning, Environmental Analysis, and Reserves; managed Noble’s operated West Africa assets, non-operated international assets, and frontier business ventures; and was a member of the business development team. Prior to joining Noble in 2007, Mr. Walker held various positions of increasing importance at Amoco Corporation and BP America, Inc. He earned a BS and MS in Geology from Louisiana State University and completed the Harvard Advanced Management Program in 2018.

About Civitas Resources, Inc.

Civitas Resources, Inc. is Colorado’s first carbon neutral oil and gas producer and is focused on developing and producing crude oil, natural gas, and natural gas liquids in Colorado’s Denver-Julesburg Basin. The Company is committed to pursuing compelling economic returns and cash flow while delivering best-in-class cost leadership and capital efficiency. Civitas is dedicated to safety, environmental responsibility, and implementing industry leading practices to create a positive local impact. For more information about Civitas, please visit www.civitasresources.com.

Forward-Looking Statements and Cautionary Statements

Certain statements in this press release concerning future opportunities for Civitas, future financial performance and condition, guidance, and any other statements regarding Civitas’ future expectations, beliefs, plans, objectives, financial conditions, assumptions, or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to changes to business or employee relationships resulting from leadership changes and the ultimate timing, outcome and results of fully transitioning new leadership into the operations of the Company.

Additional information concerning other risk factors is also contained in Civitas’ most recently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission filings. Except as required by law, Civitas undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by Civitas’ forward-looking statements.

Investor Relations:

John Wren, ir@civiresources.com

Media:

Rich Coolidge, info@civiresources.com

Source: Civitas Resources, Inc.